Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-203970, 333-214015 and 333-217039) and Registration Statement (Form F-3 No. 333-215404) of our report dated March 20, 2018, with respect to the consolidated financial statements of Kornit Digital Ltd. and its subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2017.

Tel Aviv, Israel March 20, 2018	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global